EXHIBIT 10.32

                                                        V.I. Cement and Building
                                                                  Products, Inc.

                                                                          Page 1

                                INSTALLMENT NOTE

$6,000,000.00                                               St. Thomas, U.S.V.I.
                                                              November 12,, 1996

FOR VALUE RECEIVED, V.I. CEMENT AND BUILDING PRODUCTS, INC., a Delaware corporation qualified to do business in the U.S. Virgin Islands (the "undersigned"), promises to pay to BANCO POPULAR de PUERTO RICO (the "Bank"), or ORDER, the principal sum of SIX MILLION DOLLARS ($6,000,000.00), lawful money of the United States of America, pursuant to the terms of the Loan Agreement of even date herewith between the undersigned and the Bank (the "Loan Agreement") with interest from the date hereof at a rate per annum equal to one percent (1%) above the prime rate as it varies (any change in interest resulting from a change in the prime rate is to be effective at the beginning of the day on which each such change in the prime rate is announced), calculated on a three hundred sixty (360) day basis. The term "prime rate" as used herein means that rate of interest from time to time announced by The Chase Manhattan Bank, N.A. at its principal offices in New York, New York as its commercial loan prime rate. The said principal shall be payable at the office of the Bank in St. Thomas, U.S. Virgin Islands, or at such other place as the holder may, from time to time, designate in writing, in seventy-two (72) consecutive monthly installments commencing on the first day of the first full month following the date hereof and continuing on the first day of each subsequent month, as follows: (i) seventy-one consecutive monthly principal installments of EIGHTY-THREE THOUSAND THREE HUNDRED THIRTY-FOUR AND 00/100 DOLLARS ($83,334.00); and (ii) a seventy-second (72nd), final installment of EIGHTY THREE THOUSAND TWO HUNDRED SIXTY-EIGHT AND 00/100 DOLLARS ($83,268.00) together with all interest accrued but unpaid to the date of said final payment. Interest accrued on the principal sum at the rate hereinabove specified shall be due and payable with each monthly installment of principal.

All installment payments shall be applied first toward late charges, if any, second to interest accrued on this Note and then toward the outstanding principal balance.

AND IT IS HEREBY EXPRESSLY AGREED that the entire principal sum from time to time outstanding hereunder and all accrued and unpaid interest thereon shall become due and payable, at the option of the Bank or the Note holder, in the event of a default in the payment of any sum for ten (10) days after it is due hereunder, and any monthly payment not received by the Bank or the Note holder within ten (10) days after the payment is due shall be assessed a late charge of five percent (5%) of the payment.

This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change, waiver, modification or discharge is sought.

In case recourse to the courts by the holder of this Note becomes necessary in order to collect the whole or any unpaid part thereof together with all accrued interest thereon, the undersigned agrees to pay any and all court expenses, disbursements, and attorneys' fees that may be incurred. The undersigned expressly authorizes and empowers the Bank, at its option, at any time, to appropriate and to apply to the payment of this Note, and any other obligation or obligations now existing or hereafter arising of the undersigned to the Bank, any and all monies now or hereafter in the hands of the Bank on deposit or otherwise to the credit of or belonging to the undersigned.

Presentment for acceptance or payment, notice of dishonor, protest and notice of protest are hereby waived.


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This Note is being issued pursuant to the Loan Agreement and is secured by the
Security Instruments referred to therein, and any default by the undersigned under the Loan Agreement or any of the Security Instruments shall constitute a default under this Note.

This Note may be prepaid at any time, and from time to time, in whole or in part, without any premium or penalty therefore provided, however, that all such prepayments shall be applied first toward late charges, if any, second to interest accrued on this Note, and then toward installments of principal due, in the inverse order of their maturity.

Executed as a sealed instrument as of the date set forth above.

                                     V.I. CEMENT AND BUILDING PRODUCTS, INC.,
                                                      a Delaware corporation

                                    By: /S/ WALTER B. BARRETT, VICE PRESIDENT
                                        --------------------------------------
                                                                       (SEAL)

                              Attest: /S/ RONALD L. MOOREHEAD, VICE PRESIDENT
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